EXHIBIT 99.1

SP Plus Corporation to Release Second Quarter 2022 Results on August 3, 2022

CHICAGO, July 20, 2022 (GLOBE NEWSWIRE) -- SP Plus Corporation (NASDAQ: SP) today announced that it expects to release second quarter 2022 earnings on Wednesday, August 3, 2022, after the close of market. Later that same day, the Company will host a conference call at 4:00 PM (Central Time) that can be accessed via webcast at http://ir.spplus.com.

To listen to the live call, individuals are directed to the investor relations section of the company’s website, www.spplus.com, at least fifteen minutes early to register, download and install any necessary audio software. For those who cannot listen to the live broadcast, replays will be available shortly after the call on the website and accessible for 30 days.

About SP+

SP+ facilitates the efficient movement of people, vehicles and personal belongings with the goal of enhancing the consumer experience while improving bottom line results for our clients. The Company provides professional parking management, ground transportation, remote baggage check-in and handling, facility maintenance, security, event logistics, and other technology-driven mobility solutions to aviation, commercial, hospitality, healthcare and government clients across North America. For more information visit www.spplus.com or sphere.spplus.com.

Media Contacts: Connie Jin SVP, Corporate Development (312) 274-2105 cjin@spplus.com	Vicky Nakhla ADVISIRY PARTNERS (212) 750-5800 vicky.nakhla@advisiry.com